Exhibit 99.2

BancTrust Financial Group, Inc.

**** IMPORTANT ****

Dear BancTrust Financial Shareholder:

We recently mailed proxy materials to you for the Special Meeting of Stockholders to be held on October 11, 2007, and according to our records, your vote has not been received.

Your vote in support of the merger is very important

Because of the importance of the matter to be voted upon, we have determined the need to send this reminder notice out to all holders that are still unvoted and urge you to vote your proxy immediately. In many cases our shareholders will have the ability to vote over the Internet or telephone and we urge you to do so now to save the company further expense. Instructions on how to vote over the phone or internet are enclosed in this package if your broker allows for electronic voting.

Your shares cannot be represented at the Special Meeting with respect to the merger unless you either sign and return the enclosed voting form or vote by telephone or over the Internet.

With the Special Meeting just weeks away on October 11, we urge you to vote in support of our proposed merger.

Because time to the meeting is short we urge you to vote by telephone or Internet now using the instructions enclosed.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at
800-607-0088.

Best Regards,

F. Michael Johnson
Secretary